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                                                                   Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Shareholders
Cardiac Science Corporation:

We consent to the incorporation by reference in the registration statement
(No. 333-130182) on Form S-3 and the registration statement (No. 333-128057) on Form S-8 of Cardiac Science Corporation of our reports dated March 14, 2006, relating to the consolidated balance sheets of Cardiac Science Corporation and subsidiaries as of December 31, 2004 and 2005, and the related consolidated statements of operations, shareholders' equity and comprehensive income(loss), and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Cardiac Science Corporation.



Seattle, Washington
March 14, 2006